Exhibit 99.1

Civitas Resources, Inc. Reports Fourth Quarter and Full Year 2024 Results

DENVER — February 24, 2025 - Civitas Resources, Inc. (NYSE: CIVI) (the "Company" or "Civitas") today reported its fourth quarter and full year 2024 financial and operating results. A webcast and conference call to review these results and the Company’s 2025 outlook is planned for 6:30 a.m. MT (8:30 a.m. ET), on Tuesday, February 25, 2025. Participation details are available in this release, and supplemental materials can be accessed on the Company's website, www.civitasresources.com.
Key Fourth Quarter and Full Year 2024 Results

	Three Months Ended December 31, 2024	Twelve Months Ended December 31, 2024
Net Income ($MM)	$151	$839
Adjusted Net Income ($MM)(1)	$171	$842
Operating Cash Flow ($MM)	$858	$2,865
Adjusted EBITDAX ($MM)(1)	$895	$3,652
Sales Volumes (MBoe/d)	352	345
Oil Volumes (MBbl/d)	164	159
Capital Expenditures ($MM)	$278	$1,933
Adjusted Free Cash Flow ($MM)(1)	$519	$1,266
(1) Non-GAAP financial measure; see attached reconciliation schedules at the end of this release for reconciliations to the most directly comparable GAAP financial measures.

Management Quote

“The Civitas team performed well in 2024, establishing a successful operational track record in our first full year of operating in the Permian Basin and building on our strong momentum in the DJ Basin. Our high-quality assets and strong execution delivered in-line to better-than-expected sales volumes, capital expenditures, and operating costs. Along with enhancing our portfolio returns through sustainable capital efficiency gains and improved cycle times, we also expanded our asset base with attractive inventory adds in our core areas. All of these actions strengthened our business and our long-term free cash flow outlook,” said President and CEO Chris Doyle.

Fourth Quarter 2024 Financial and Operating Results

Total sales and oil volumes increased 1% and 3% sequentially to 352 MBoe/d and 164 MBbl/d, respectively. Sales volumes in the fourth quarter were split 50% Permian Basin and 50% DJ Basin, as the DJ Basin grew significantly following a high number of third quarter turn-in-lines. Supported by strong sales volumes and commodity price realizations, higher than expected revenues offset higher cash operating costs, primarily occurring in the Permian Basin, as a result of winterization efforts and increased workover and maintenance activities.

Capital expenditures of $278 million were consistent with plan and reflected continued efficiency gains, as the Company drilled, completed, and turned to sales 21, 34, and 4 net operated wells, respectively, in the Permian Basin, and 9, 3, and 28 net operated wells, respectively, in the DJ Basin. The Company's average lateral length completed in the quarter was approximately 2.2 miles and 3.0 miles for the Permian Basin and DJ Basin, respectively.

Long-term debt was reduced by $350 million in the fourth quarter, while the Company also returned $205 million to its shareholders, including $48 million in dividends and $157 million in share repurchases. The Company repurchased nearly 3.5% of its outstanding shares in the fourth quarter.

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2024 Financial Highlights

•Generated adjusted free cash flow(1) of nearly $1.3 billion, representing a yield of 29% (based on year-end 2024 market capitalization)
•Delivered capital expenditures in the lower half of the Company's original guidance, with total sales volumes approximately 5% above original guidance and oil volumes at the midpoint, adjusted for non-core DJ Basin divestments
◦Cash operating costs, including lease operating, midstream, gathering, transportation, and processing, and cash G&A were below the midpoint of original guidance
•Returned more than $920 million to shareholders throughout the year, including $494 million in dividends and $427 million of share repurchases
◦Repurchased 7.3 million outstanding shares (approximately 7% of shares outstanding)
•Increased the Company’s revolving credit facility borrowing base by $400 million (to $3.4 billion) and its elected commitment by $350 million (to $2.2 billion)
•Received an upgrade on the Company's long-term issuer rating from Fitch Ratings to BB+, along with an upgrade from S&P Global to a positive outlook

(1) Non-GAAP financial measure; see attached reconciliation schedules at the end of this release for reconciliations to the most directly comparable GAAP financial measures.

2024 Operational Highlights

•Established operational track record in the Permian Basin, delivering sustainably lower well costs through well design changes, accelerated drilling and completion cycle times, and scale benefits
◦Midland Basin average two-mile well costs (drilling, completion and equipment) decreased from $850 per lateral foot to less than $725 per foot by the end of the year, a more than 15% improvement
◦Implemented simulfrac operations late in 2024, increasing fluid throughput by more than 40% (barrels pumped per day)
◦Achieved Permian Basin total recordable incident rate of 0.18 in the first year of operatorship
•Delineated Wolfcamp D development in the Midland Basin, with higher than anticipated productivity and lower costs, expanding the economic competitiveness of the Wolfcamp D across Civitas' acreage position
•Successfully executed 13 four-mile laterals in the DJ Basin, the longest laterals ever drilled and completed in Colorado, representing the highest 180-day cumulative oil producing wells in the state and observing no per foot degradation in productivity
•Drilled, completed, and commenced production on the Company's first "U-turn" wells in the Company's northeast extension area of the DJ Basin, outperforming expected capital cost, cycle times, and production
•Reported 2024 proved reserves of 798 million barrels of oil equivalent, a 14% increase from year-end 2023, primarily driven by the acquisition of Vencer Energy

2024 Strategic Highlights

•Closed on the acquisition of certain oil and gas assets in the Midland Basin from Vencer Energy at the start of the year, materially expanding the Company’s Permian Basin position
•Extended the Company's future development inventory through multiple land transactions and optimized development plans, adding approximately 100 gross locations in the Permian Basin and 250 gross locations in the DJ Basin
•Divested non-core DJ Basin assets for $215 million, which included 7 MBoe/d of production (~40% oil) and long-dated future development inventory in the Company's northeast extension area
•Reduced regulatory risk in the DJ Basin through a multi-party regulatory agreement with the governor, industry colleagues, and environmental groups that defers future ballot measure and legislative initiatives through at least the end of 2027 (Senate Bill 24-229 and 24-230)
•Received approval from Colorado’s Energy and Carbon Management Commission of the Lowry Ranch Comprehensive Area Plan within the Watkins development area of the DJ Basin

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Webcast / Conference Call Information
The Company plans to host a webcast and conference call at 6:30 a.m. MT (8:30 a.m. ET) on February 25, 2025. The dial-in number for the call is 888-510-2535, with passcode 4872770. A live webcast and replay of this event will be available on the Investor Relations section of the Company’s website at www.civitasresources.com.
About Civitas Resources, Inc.
Civitas Resources, Inc. is an independent exploration and production company focused on the acquisition, development and production of crude oil and liquids-rich natural gas from its premier assets in the DJ Basin in Colorado and the Permian Basin in Texas and New Mexico. Civitas’ proven business model to maximize shareholder returns is focused on four key strategic pillars: generating significant free cash flow, maintaining a premier balance sheet, returning capital to shareholders, and demonstrating ESG leadership. For more information about Civitas, please visit www.civitasresources.com.
For further information, please contact:
Investor Relations:
Brad Whitmarsh, 832.736.8909, bwhitmarsh@civiresources.com
Mae Herrington, 832.913.5444, mherrington@civiresources.com

Media:
Rich Coolidge, info@civiresources.com

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Schedule 1: Consolidated Statements of Operations
(in thousands, except for per share amounts, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Operating net revenues:
Crude oil, natural gas, and NGL sales	$1,291,745	$1,125,730	$5,202,408	$3,473,821
Other operating income	1,121	1,045	4,400	5,419
Total operating net revenues	1,292,866	1,126,775	5,206,808	3,479,240
Operating expenses:
Lease operating expense	173,005	109,560	577,837	301,288
Midstream operating expense	11,313	10,039	48,038	45,080
Gathering, transportation, and processing	97,894	80,880	377,678	290,645
Severance and ad valorem taxes	86,307	88,293	377,388	276,535
Exploration	587	632	14,322	2,178
Depreciation, depletion, and amortization	544,568	416,634	2,056,427	1,171,192
Transaction costs	682	24,251	31,419	84,328
General and administrative expense	53,223	54,524	226,965	161,077
Other operating expense	6,192	2,182	17,330	7,437
Total operating expenses	973,771	786,995	3,727,404	2,339,760
Other income (expense):
Derivative gain (loss), net	(11,437)	129,881	37,490	9,307
Interest expense	(113,860)	(90,071)	(456,303)	(182,740)
Loss on property transactions, net	(1,136)	—	(2,566)	(254)
Other income (expense)	7,099	(695)	24,670	33,661
Total other income (expense)	(119,334)	39,115	(396,709)	(140,026)
Income from operations before income taxes	199,761	378,895	1,082,695	999,454
Income tax expense	(48,651)	(76,028)	(243,972)	(215,166)
Net income	$151,110	$302,867	$838,723	$784,288

Earnings per common share
Basic	$1.57	$3.23	$8.48	$9.09
Diluted	$1.57	$3.20	$8.46	$9.02
Weighted-average common shares outstanding:
Basic	96,254	93,774	98,865	86,240
Diluted	96,394	94,519	99,176	86,988

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Schedule 2: Consolidated Statement of Cash Flows
(in thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income	$151,109	$302,867	$838,723	$784,288
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization	544,568	416,634	2,056,427	1,171,192
Stock-based compensation	12,150	9,354	48,272	34,931
Derivative (gain) loss, net	11,437	(129,881)	(37,490)	(9,307)
Derivative cash settlement gain (loss), net	12,147	(23,339)	6,435	(68,246)
Amortization of deferred financing costs and deferred acquisition consideration	13,775	3,587	52,702	9,293
Loss on property transactions, net	1,136	—	2,566	254
Deferred income tax expense	48,378	106,191	235,773	245,163
Other, net	4,084	(330)	1,084	(740)
Changes in operating assets and liabilities, net
Accounts receivable, net	(58,057)	760	(23,036)	(39,869)
Prepaid expenses and other	(12,856)	19,141	(17,644)	19,987
Accounts payable, accrued expenses, and other liabilities	130,199	138,204	(298,584)	91,814
Net cash provided by operating activities	858,070	843,188	2,865,228	2,238,760
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	—	(5,121)	(905,096)	(3,655,612)
Acquisitions of crude oil and natural gas properties	(23,096)	(93,880)	(47,440)	(154,855)
Deposits for acquisitions	—	(161,250)	—	(161,250)
Capital expenditures for drilling and completion activities and other fixed assets	(292,319)	(570,269)	(1,924,426)	(1,352,388)
Proceeds from property transactions	45,544	84,692	208,824	90,456
Purchases of carbon credits and renewable energy credits	(1,826)	(287)	(5,744)	(6,151)
Other, net	—	(177)	2,000	(3,355)
Net cash used in investing activities	(271,697)	(746,292)	(2,671,882)	(5,243,155)
Cash flows from financing activities:
Proceeds from credit facility	250,000	1,000,000	1,900,000	2,120,000
Payments to credit facility	(600,000)	(900,000)	(2,200,000)	(1,370,000)
Proceeds from issuance of senior notes	—	987,500	—	3,653,750
Payment of deferred financing costs and other	(1,215)	(2,879)	(7,724)	(45,788)
Dividends paid	(47,629)	(149,289)	(493,842)	(660,320)
Common stock repurchased and retired	(157,444)	—	(427,305)	(320,398)
Payment of employee tax withholdings in exchange for the return of common stock	(396)	(114)	(12,037)	(13,416)
Other, net	(938)	(727)	(3,427)	(752)
Net cash provided by (used in) financing activities	(557,622)	934,491	(1,244,335)	3,363,076
Net change in cash, cash equivalents, and restricted cash	28,751	1,031,387	(1,050,989)	358,681
Cash, cash equivalents, and restricted cash:
Beginning of period (1)	47,075	95,428	1,126,815	768,134
End of period (1)	$75,826	$1,126,815	$75,826	$1,126,815
(1) The balance includes $0.1 million of restricted cash consisting of funds for road maintenance and repairs that is presented in other noncurrent assets within our balance sheets for all periods presented prior to September 30, 2024. These funds were released to the Company during the third quarter of 2024. In addition, the December 31, 2023 balance includes $1.9 million of interest earned on cash held in escrow that is presented in deposits for acquisitions within our balance sheets for the period ended December 31, 2023.

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Schedule 3: Consolidated Balance Sheets
(in thousands)

	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$75,826	$1,124,797
Accounts receivable, net:
Crude oil and natural gas sales	646,290	505,961
Joint interest and other	125,047	247,228
Derivative assets	66,517	35,192
Deposits for acquisitions	—	163,164
Prepaid expenses and other	74,638	68,070
Total current assets	988,318	2,144,412
Property and equipment (successful efforts method):
Proved properties	16,897,070	12,738,568
Less: accumulated depreciation, depletion, and amortization	(4,287,752)	(2,339,541)
Total proved properties, net	12,609,318	10,399,027
Unproved properties	630,727	821,939
Wells in progress	505,556	536,858
Other property and equipment, net of accumulated depreciation of $9,382 in 2024 and $9,808 in 2023	48,757	62,392
Total property and equipment, net	13,794,358	11,820,216
Derivative assets	17,037	8,233
Other noncurrent assets	144,407	124,458
Total assets	$14,944,120	$14,097,319
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$560,893	$565,708
Production taxes payable	322,976	421,045
Crude oil and natural gas revenue distribution payable	702,130	766,123
Derivative liability	22,178	18,096
Deferred acquisition consideration	478,749	—
Other liabilities	118,168	80,915
Total current liabilities	2,205,094	1,851,887
Long-term liabilities:
Debt, net	4,493,531	4,785,732
Ad valorem taxes	294,058	307,924
Derivative liability	13,016	—
Deferred income tax liabilities, net	800,554	564,781
Asset retirement obligations	399,002	305,716
Other long-term liabilities	110,119	99,958
Total liabilities	8,315,374	7,915,998
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, none outstanding	—	—
Common stock, $.01 par value, 225,000,000 shares authorized, 93,933,857 and 93,774,901 issued and outstanding as of December 31, 2024 and 2023, respectively	5,006	5,004
Additional paid-in capital	5,095,298	4,964,450
Retained earnings	1,528,442	1,211,867
Total stockholders’ equity	6,628,746	6,181,321
Total liabilities and stockholders’ equity	$14,944,120	$14,097,319

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Schedule 4: Average Sales Volumes and Prices
(unaudited)
The following table presents crude oil, natural gas, and NGL sales volumes by operating region as well as consolidated average sales prices for the periods presented:

	Three Months Ended		Twelve Months Ended
	December 31, 2024	September 30, 2024	December 31, 2024	December 31, 2023
Average sales volumes per day
Crude oil (MBbl/d)
DJ Basin	84	71	74	79
Permian Basin	80	88	85	21
Total	164	159	159	100
Natural gas (MMcf/d)
DJ Basin	309	311	320	302
Permian Basin	286	292	278	64
Total	595	603	598	366
Natural gas liquids (MBbl/d)
DJ Basin	41	37	38	39
Permian Basin	49	52	48	12
Total	90	89	86	51
Average sales volumes per day (MBoe/d)
DJ Basin	176	159	165	169
Permian Basin	176	189	179	44
Total(1)	352	348	345	213

Average sales prices (before derivatives):
Crude oil (per Bbl)	$69.96	$75.46	$75.26	$75.57
Natural gas (per Mcf)	$1.14	$0.17	$0.77	$2.28
Natural gas liquids (per Bbl)	$21.47	$19.38	$21.09	$21.35
Total (per Boe)	$39.90	$39.70	$41.24	$44.86
____________________
(1) Items may not recalculate due to rounding.

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Schedule 5: Adjusted Net Income
(in thousands, except per share amounts, unaudited)
Adjusted Net Income is a supplemental non-GAAP financial measure that is used by management to present a more comparable, recurring profitability between periods. We believe that Adjusted Net Income provides external users of our consolidated financial statements with additional information to assist in their analysis of the Company. The Company defines Adjusted Net Income as net income after adjusting for (1) the impact of certain non-cash items and one-time transactions and correspondingly (2) the related tax effect in each period. Adjusted Net Income is not a measure of net income as determined by GAAP and should not be considered in isolation or as a substitute for net income, net cash provided by operating activities, or other profitability or liquidity measures prepared under GAAP.
The following table presents a reconciliation of the GAAP financial measure of net income to the non-GAAP financial measure of Adjusted Net Income.

	Three Months Ended		Twelve Months Ended
	December 31, 2024	September 30, 2024	December 31, 2024	December 31, 2023
Net income	$151,110	$295,803	$838,723	$784,288
Adjustments to net income:
Unused commitments(1)	1,232	1,117	1,730	5,013
Transaction costs	682	140	31,419	84,328
Loss on property transactions, net	1,136	—	2,566	254
Derivative (gain) loss, net	11,437	(151,029)	(37,490)	(9,307)
Derivative cash settlement gain (loss), net	12,147	18,195	6,435	(68,246)
Total adjustments to net income before taxes	26,634	(131,577)	4,660	12,042
Tax effect of adjustments	(6,499)	31,578	(1,049)	(2,589)
Total adjustments to net income after taxes	20,135	(99,999)	3,611	9,453

Adjusted Net Income	$171,245	$195,804	$842,334	$793,741

Adjusted Net Income per diluted share	$1.78	$1.99	$8.49	$9.12

Diluted weighted-average common shares outstanding	96,394	98,224	99,176	86,988

(1) Included as a portion of other operating expense in the consolidated statements of operations.

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Schedule 6: Adjusted EBITDAX
(in thousands, unaudited)
Adjusted EBITDAX is a supplemental non-GAAP financial measure that represents earnings before interest, income taxes, depreciation, depletion, and amortization, exploration expense, and other non-cash and non-recurring charges. Adjusted EBITDAX excludes certain items that we believe affect the comparability of operating results and can exclude items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. We present Adjusted EBITDAX because we believe it provides useful additional information to investors and analysts, as a performance measure, for analysis of our ability to internally generate funds for exploration, development, acquisitions, and to service debt. We are also subject to financial covenants under our revolving credit facility based on Adjusted EBITDAX ratios. In addition, Adjusted EBITDAX is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the crude oil and natural gas exploration and production industry. Adjusted EBITDAX should not be considered in isolation or as a substitute for net income, net cash provided by operating activities, or other profitability or liquidity measures prepared under GAAP. Because Adjusted EBITDAX excludes some, but not all items that affect net income and may vary among companies, the Adjusted EBITDAX amounts presented may not be comparable to similar metrics of other companies.
The following table presents a reconciliation of the GAAP financial measure of net income to the non-GAAP financial measure of Adjusted EBITDAX:

	Three Months Ended		Twelve Months Ended
	December 31, 2024	September 30, 2024	December 31, 2024	December 31, 2023
Net Income	$151,110	$295,803	$838,723	$784,288
Total adjustments to net income before taxes (from schedule 4)	26,634	(131,577)	4,660	12,042
Exploration	587	861	14,322	2,178
Depreciation, depletion, and amortization	544,568	523,929	2,056,427	1,171,192
Stock-based compensation(1)	12,150	12,661	48,272	34,931
Interest expense	113,860	117,760	456,303	182,740
Interest income(2)	(2,334)	(2,650)	(11,058)	(33,347)
Income tax expense	48,651	93,309	243,972	215,166
Adjusted EBITDAX	$895,226	$910,096	$3,651,621	$2,369,190

(1) Included as a portion of general and administrative expense in the consolidated statements of operations.
(2) Included as a portion of other income in the consolidated statements of operations.

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Schedule 7: Adjusted Free Cash Flow
(in thousands, unaudited)
Adjusted Free Cash Flow is a supplemental non-GAAP financial measure that is calculated as net cash provided by operating activities before changes in operating assets and liabilities and less exploration and development of crude oil and natural gas properties, changes in working capital related to capital expenditures, and purchases of carbon credits. We believe that Adjusted Free Cash Flow provides additional information that may be useful to investors and analysts in evaluating our ability to generate cash from our existing crude oil and natural gas assets to fund future exploration and development activities and to return cash to stockholders. Adjusted Free Cash Flow is a supplemental measure of liquidity and should not be viewed as a substitute for cash flows from operations because it excludes certain required cash expenditures.
The following table presents a reconciliation of the GAAP financial measure of net cash provided by operating activities to the non-GAAP financial measure of Adjusted Free Cash Flow:

	Three Months Ended		Twelve Months Ended
	December 31, 2024	September 30, 2024	December 31, 2024	December 31, 2023
Net cash provided by operating activities	$858,070	$835,038	$2,865,228	$2,238,760
Add back: changes in operating assets and liabilities, net	(59,285)	(28,270)	339,264	(71,932)
Cash flow from operations before changes in operating assets and liabilities	798,785	806,768	3,204,492	2,166,828
Less: Cash paid for capital expenditures for drilling and completion activities and other fixed assets	(292,319)	(541,410)	(1,924,426)	(1,352,388)
Less: Changes in working capital related to capital expenditures	14,115	103,021	(8,208)	(12,349)
Capital expenditures	(278,204)	(438,389)	(1,932,634)	(1,364,737)
Less: Purchases of carbon credits and renewable energy credits	(1,826)	(2,032)	(5,744)	(6,151)
Adjusted Free Cash Flow	$518,755	$366,347	$1,266,114	$795,940

Capital expenditures by operating region
DJ Basin	$78,223	$208,530	$813,750	$890,962
Permian Basin	199,955	228,910	1,117,686	473,933
Other/Corporate	25	951	1,199	(158)
Total	$278,203	$438,391	$1,932,635	$1,364,737

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Schedule 8: Estimated Proved Reserves

A summary of our changes in quantities of total proved reserves for the year ended December 31, 2024 is as follows:
Proved Reserve Roll-Forward

(in MBoe)	Net Proved Reserves
Balance as of December 31, 2023	697,799
Extensions, discoveries, and other additions	101,817
Production	(126,135)
Divestiture of reserves	(22,929)
Removed from capital program	(24,064)
Acquisition of reserves	179,348
Revisions to previous estimates	(8,112)
Balance as of December 31, 2024	797,724

The table below sets forth information regarding our estimated proved reserves by category and operating region as of December 31, 2024:

Operating Region/Area	Crude Oil (MBbls)	Natural Gas (MMcf)	NGL (MBbls)	Crude Oil Equivalent (MBoe)
Proved developed reserves:
DJ Basin	103,812	647,550	79,431	291,168
Permian Basin	131,814	676,306	123,751	368,283
Total proved developed reserves	235,626	1,323,856	203,182	659,451
Proved undeveloped reserves:
DJ Basin	34,045	99,276	11,883	62,474
Permian Basin	35,690	116,386	20,711	75,799
Total proved undeveloped reserves	69,735	215,662	32,594	138,273
Proved reserves:
DJ Basin	137,857	746,826	91,314	353,642
Permian Basin	167,504	792,692	144,462	444,082
Total proved reserves(1)	305,361	1,539,518	235,776	797,724
____________________
(1) Items may not recalculate due to rounding.

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